SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                  -----------------

                                       FORM S-4
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                  -----------------

                                  ANDREW CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                   3357                  36-2092797
(State or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
 of incorporation              Classification Code Number)   Identification No.)
 or organization)

       10500 W. 153RD STREET, ORLAND PARK, ILLINOIS 60462 (708) 349-3300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                        WITH A COPY TO:
    CHARLES R. NICHOLAS                                DEWEY B. CRAWFORD
  EXECUTIVE VICE PRESIDENT;                        GARDNER, CARTON & DOUGLAS
   CHIEF FINANCIAL OFFICER                           321 NORTH CLARK STREET,
   10500 WEST 153RD STREET                                  SUITE 3300
  ORLAND PARK, ILLINOIS 60462                       CHICAGO, ILLINOIS 60610
       (708) 349-3300                                    (312) 245-8422

 (Name, address, including zip code,
  and telephone, including area
  code, of agent for service)

  Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                                CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------
                                                                      Proposed
                                                                      Maximum
                                    Amount            Maximum         Aggregate   Amount of
 Title of Each Class of Securities  to be             Offering Price  Offering    Registration
         Being Registered           Registered        Per Unit        Price       Fee
- ----------------------------------  ----------------  --------        ----------  ------------
Common Stock, $0.01 par value       2,000,000 shares  N/A             $ (1)       $35,862.07 (1)
- ----------------------------------  ----------------  --------        ----------  ------------

(1) The fee is calculated pursuant to Rule 457(c) based on the average of the high and low prices of the securities on September 24, 1996.

                                      -----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                          ANDREW CORPORATION

  Cross-Reference Sheet Showing Location in Prospectus of Information Required
by Items of Form S-4.
              ITEM NUMBER AND CAPTION                LOCATION OR CAPTION IN PROSPECTUS
A.       Information about the Transaction

   1.    Forepart of Registration Statement          Facing    page    of    Registration    Statement;    this
         and Outside Front Cover Page                cross-reference   sheet;   Outside  Front  Cover  Page  of
         of Prospectus...........................    Prospectus

   2.    Inside Front and Outside Back Cover         "Documents Incorporated by Reference;"
         Pages of Prospectus.....................    "Available Information"

   3.    Risk Factors, Ratio of Earnings to Fixed
         Charges and Other
         Information.............................                     *

   4.    Terms of the Transaction................                     *

   5.    Pro Forma Financial Information.........                     *

   6.    Material Contacts With the Company                           *
         Being Acquired..........................

   7.    Additional Information Required for
         Reoffering by Persons and Parties
         Deemed To Be Underwriters...............                     *

   8.    Interests of Named Experts and Counsel
                                                     "Legal Matters;" "Experts"

   9.    Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities.............................                     *


B.       Information about the Registrant

   10.   Information With Respect to S-3             "Information Concerning Andrew"
         Registrants.............................

   11.   Incorporation of Certain Information by
         Reference...............................    "Documents Incorporated by Reference"

   12.   Information With Respect to S-2 or
         S-3 Registrants.........................                     *

   13.   Incorporation of Certain Information by
         Reference...............................                     *

   14.   Information With Respect to
         Registrants Other Than S-2 or S-3
         Registrants.............................                     *

C.       Information about the Company Being
         Acquired

   15.   Information with Respect to S-3
         Companies...............................                     *

   16.   Information With Respect to S-2 or S-3
         Companies...............................                     *

   17.   Information With Respect to Companies
         Other Than S-2 or S-3 Companies.........
                                                                      *
D.       Voting and Management Information

   18.   Information if Proxies, Consents or
         Authorizations Are To Be
         Solicited...............................                     *

   19.   Information if Proxies, Consents or
         Authorizations Are Not To Be Solicited
         or in an Exchange
         Offer...................................                     *

*Information in response to this Item is omitted from the Prospectus as the Item is inapplicable or the answer thereto is in the negative.

                                             ANDREW CORPORATION
                                           10500 WEST 153RD STREET
                                         ORLAND PARK, ILLINOIS 60462
                                               (708) 349-3300

                                              2,000,000 SHARES

                                        COMMON STOCK, $.01 PAR VALUE
                                         ---------------------------

                                                 PROSPECTUS
                                         ---------------------------

         Andrew Corporation, a Delaware corporation ("Andrew" or the "Company"), has registered 2,000,000 shares of its Common Stock, $.01 par value (the "Common Stock"), which will from time to time be offered by this Prospectus in connection with acquisitions by the Company of various businesses or properties, or interests therein. The shares of Common Stock may be issued in exchange for the shares of capital stock (by merger or otherwise), partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, in exchange for assets used in or related to the business of such entities or otherwise pursuant to the agreements providing for such acquisitions. The terms of such acquisitions and of the issuance of the shares of Common Stock generally will be determined by direct negotiations with the owners of the business or assets to be acquired or, in the case of entities which are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions generally will not be paid by Andrew.

         This Prospectus, as amended or supplemented, if appropriate, has also been prepared for use by the persons who have received or will receive shares issued by Andrew in acquisitions, including shares sold hereunder, and who wish to offer and sell such shares, on terms then obtainable, in transactions in which they may be deemed underwriters within the meaning of the Securities Act of 1933, as amended.

         The shares of Common Stock have been, or will be prior to their issuance, listed on the Nasdaq National Market ("Nasdaq") subject to official notice of issuance. The Andrew Common Stock is traded on Nasdaq under the symbol "ANDW." On September 24, 1996, the closing price of Andrew Common Stock on Nasdaq was $51.75.
                   ----------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
          OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
             ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A
                         CRIMINAL OFFENSE.
                   ----------------------------
            The date of this Prospectus is September 26, 1996.

                             AVAILABLE INFORMATION

         Andrew is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission (Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549) and at the following regional offices: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports, proxy statements and other information regarding Andrew can also be inspected at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         Andrew has filed with the Commission a Registration Statement (the "Registration Statement" which term shall include any amendments thereto) on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of Andrew's Common Stock referred to herein. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                   DOCUMENTS INCORPORATED BY REFERENCE

        The following documents previously filed by Andrew with the Commission (File No. 0-9514) pursuant to the Exchange Act are incorporated by reference in this Prospectus and made a part hereof:

  (i)   Annual Report on Form 10-K for the fiscal year ended September 30, 1995;

  (ii) Notice of Annual Meeting of Stockholders and Proxy Statement dated December 29, 1995;

  (iii) Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996;

  (iv)  Current Report on Form 8-K, dated May 10, 1996; and

  (v)   Current Report on Form 8-K, dated September 20, 1996.

In lieu of incorporating by reference the description of Andrew capital stock, such description is included in this Prospectus under the caption
"Description of Andrew Capital Stock."

         All documents subsequently filed by Andrew pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from their respective dates of filing. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including the notes thereto) appearing in the documents incorporated herein by reference.

AS DESCRIBED ABOVE, THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THIS PROSPECTUS INCORPORATES) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON. REQUESTS SHOULD BE DIRECTED TO MR. JAMES F. PETELLE, SECRETARY, ANDREW CORPORATION, 10500 WEST 153RD STREET, ORLAND PARK, ILLINOIS 60462; TELEPHONE (708) 349-3300. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH A FINAL INVESTMENT DECISION IS TO BE MADE.

This Prospectus, including the documents incorporated by reference, should be read carefully in their entirety.

                          INFORMATION CONCERNING ANDREW

         Andrew is an international supplier of communications systems equipment and services. Important markets are wireless communications, including cellular, personal communication systems, land mobile radio and common carrier, along with broadcast, corporate and government institutions. Customers, products and applications are found worldwide, with 43% of sales in 1995 outside of the United States.

         Andrew's executive offices are located at 10500 West 153rd Street, Orland Park, Illinois 60462, which is approximately 25 miles southwest of Chicago's loop, and its telephone number is (708)349-3300.

                          DESCRIPTION OF CAPITAL STOCK

         Andrew has 100,000,000 authorized shares of Common Stock, $0.01 par value per share (the "Common Stock"), of which 60,336,755 shares were issued and outstanding on September 25,1996. The following summary description of the Common Stock is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws of the Company and by the provisions of applicable law.

         General. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Andrew's Board of Directors is not classified and Andrew's Certificate of Incorporation does not provide for cumulative voting for the election of directors. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may declare. It is the present policy of Andrew's Board of Directors to retain earnings in the business to finance Andrew's operations and investments, and Andrew does not anticipate payment of cash dividends in the foreseeable future. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock will be entitled to receive pro rata the assets of Andrew which are legally available for distribution after payment of all debts and other liabilities. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

         Rights Plan. In 1988, Andrew adopted a rights plan, pursuant to which holders of Andrew Common Stock receive one common stock purchase right ("Right") for each outstanding share of Andrew Common Stock, with each Right entitling its holder to purchase one share of Andrew Common Stock at an exercise price that is currently $7.41 per share, subject to certain adjustments. The Rights become exercisable if any person or entity acquires 27% or more of the outstanding Andrew Common Stock, or commences a tender or exchange offer that would cause the offeror to own 27% or more of the outstanding Andrew Common Stock. Under certain circumstances involving an attempted takeover of Andrew, holders of Rights would be entitled to purchase shares of Andrew Common Stock or common stock of the acquiring person or entity having a value equal to two times the exercise price of the Right. The Rights are redeemable by Andrew at a price of $.01 per Right.

         The Rights Plan may discriminate against a prospective holder of Andrew Common Stock as a result of such holder owning a substantial amount of shares and may have the effect of delaying, deferring or preventing a future takeover or change in control of Andrew unless such takeover or change in control is approved by the Board of Directors.

         Certain  Business Combinations.   The Delaware General Corporation Law
("DGCL") contains a "business combination" section applicable to certain Delaware corporations such as Andrew that have a class of voting stock that is
(i) listed on a national securities exchange, (ii) authorized for quotation on The NASDAQ Stock Market, or (iii) held of record by more than 2,000 stockholders. According to the DGCL, a corporation cannot engage in a "business combination" with any "interested stockholder" for a period of three years after the time such person became an "interested stockholder," unless (i) the transaction is approved by the corporation's board of directors prior to the time the "interested stockholder" obtained such status, (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans, or (iii) at or subsequent to such time, the "business combination" is approved by the corporation's board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, consolidations, asset sales of a certain value and other transactions resulting in financial benefit to a stockholder. An "interested stockholder" is defined as a person who owns 15% or more of a corporation's outstanding voting stock, or who is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period prior to the date of determination, and the affiliates and associates of such person. The DGCL allows Delaware corporations to elect not to be governed by these provisions. Andrew, however, has not so elected, and is subject to the business combination section of the DGCL.

         Certain Provisions of Andrew's Certificate of Incorporation and By-laws. Andrew's Certificate of Incorporation and By-laws require that Andrew be given advance notice and certain information as to any stockholder proposal to be brought before a meeting, including the nomination of a person to be a director of Andrew. Special stockholder meetings may only be called pursuant to a resolution adopted by a majority of Andrew's Board of Directors. Under Andrew's Certificate of Incorporation, action to be taken by the stockholders of the Company may only be effected at an annual or special meeting and no action may be taken by written consent of the stockholders. Each of these requirements may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

         The Transfer Agent and Registrar for the Company's Common Stock is Harris Trust & Savings Bank, Chicago, Illinois.

                                 USE OF PROCEEDS

         This Prospectus relates to shares of Common Stock which may be offered and issued by the Company from time to time in connection with the acquisition of other businesses or properties, or interests therein. Other than the businesses or properties acquired, there will be no proceeds to the Company from the offering. When this Prospectus is used in a public reoffering or resale of the shares of Common Stock acquired pursuant to this Prospectus, the selling stockholders will receive the proceeds derived from such resale and not the Company.


                                 LEGAL MATTERS

         The validity of the shares of Andrew Common Stock to be issued will be passed upon for Andrew by Gardner, Carton & Douglas, Chicago, Illinois. The firm and those attorneys participating in the preparation of this Prospectus own 24,600 shares of Andrew Common Stock.


                                 EXPERTS

         The consolidated financial statements and related schedule of Andrew incorporated by reference in this Prospectus have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports incorporated by reference herein. Such consolidated financial statements and related schedule have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANDREW CORPORATION. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH OR INCORPORATED HEREIN SINCE THE DATE HEREOF OR SINCE THE DATE OF ANY DOCUMENT INCORPORATED HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.


                               TABLE OF CONTENTS



AVAILABLE INFORMATION.........................................................2

DOCUMENTS INCORPORATED BY REFERENCE...........................................2

INFORMATION CONCERNING ANDREW.................................................4

DESCRIPTION OF CAPITAL STOCK..................................................4

USE OF PROCEEDS...............................................................6

LEGAL MATTERS.................................................................6

EXPERTS.......................................................................6

                                        PART II.

                       INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Andrew is incorporated under the laws of the State of Delaware.
Section 102(b)(7) of the General Corporation Law of the State of Delaware
(the "DGCL") provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Andrew Certificate of Incorporation (the "Certificate") limits director liability to such an extent.

         Section 145 of the DGCL ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.
The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         Andrew's Certificate provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he is or was a director or officer of Andrew (or was serving at the request of Andrew as a director, officer, employee or agent for another entity) while serving in such capacity shall be indemnified and held harmless by Andrew, to the full extent authorized by Section 145, as in effect (or, to the extent indemnification is broadened, as it may be amended) against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. The Certificate further provides that the foregoing rights shall be contract rights and shall include the right to be paid by Andrew the expenses incurred in defending the proceedings specified above in advance of their final disposition, provided that if Delaware law so requires, such payment shall only be made upon delivery to Andrew by the director or officer of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified under the Certificate or otherwise. Further, Andrew may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

         Persons indemnified under Andrew's Certificate may also bring suit against Andrew to recover unpaid amounts claimed thereunder, and if successful, the expense of bringing such suit shall be reimbursed by Andrew. While it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under Delaware law, the burden of proving the defense shall be on Andrew and neither the failure of Andrew's Board of Directors, stockholders or independent legal counsel to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Andrew's Certificate provides that the right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition is not exclusive of any other right which any person may have or acquire under any statute, provision of Andrew's Certificate or By-laws, or otherwise. Finally, Andrew's Certificate provides that Andrew may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, whether or not Andrew would have the power to indemnify such person against such expense, liability or loss under Delaware law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

            EXHIBIT INDEX
3(a)            Certificate of Incorporation                  Filed as Exhibit 3.1(i) to Form 10-K for fiscal
                                                              year ended September 30, 1994 and
                                                              incorporated herein by reference.

3(a) (b)        Bylaws                                        Filed as Exhibit 3.1(ii) to Form 10-K for
                                                              fiscal year ended September 30, 1994 and
                                                              incorporated herein by reference.

4(a)            Note Agreement dated September 1, 1990        Filed as Exhibit 4(a) to Form 10-K for fiscal
                                                              year ended September 30, 1990 and
                                                              incorporated herein by reference.

4(a)a           First Amendment to Note Agreement dated       Filed as Exhibit 4(a)a to Form 10-K for fiscal
                September 1, 1990                             year ended September 30, 1992 and
                                                              incorporated herein by reference.

4(b)            Stockholder Rights Agreement dated            Filed as Exhibit 4(b) to Form 10-K for fiscal
                September 22, 1988                            year ended September 30, 1993 and
                                                              incorporated herein by reference.

5               Opinion of Gardner, Carton & Douglas

10(a)           Executive Severance Benefit Plan              Filed as Exhibit 10(a) to Form 10-Q for fiscal
    (i)         Agreement with Floyd L. English               quarter ended June 30, 1996 and incorporated
    (ii)        Agreement with Charles R. Nicholas            herein by reference.

10(a)a          Executive Severance Benefit Plan              Filed as Exhibit 10(a)a to Form 10-K for
     (i)        Agreement with Thomas E. Charlton             fiscal year ended September 30, 1993 and
     (ii)       Agreement with John B. Scott                  incorporated herein by reference.

10(a)b(i)       Executive Severance Benefit Plan              Filed as Exhibit 10(a)b(i) to Form 10-Q for
                Agreement with William R. Currer              fiscal quarter ended June 30, 1996 and
                                                              incorporated herein by reference.

10(b)           Management Incentive Plan dated February      Filed as Exhibit 10(c) to Form 10-K for fiscal
                4, 1988                                       year ended September 30, 1993 and
                                                              incorporated herein by reference.

10(c)           Non-employee Directors' Stock Option          Filed as Exhibit 10(d) to Form 10-K for fiscal
                Plan dated February 4, 1988                   year ended September 30, 1993 and
                                                              incorporated herein by reference.

10(d)           Credit Agreement dated June 16, 1993          Filed as Exhibit 10(e) to Form 10-K for fiscal
                                                              year ended September 30, 1993 and
                                                              incorporated herein by reference.

10(d)a          First Amendment to Credit Agreement           Filed as Exhibit 10(d)a to Form 10-K for
                dated June 16, 1993                           fiscal year ended September 30, 1995 and
                                                              incorporated herein by reference.

10(d)b          Second Amendment to Credit Agreement          Filed as Exhibit 10(d)b to Form 10-K for
                dated June 16, 1993                           fiscal year ended September 30, 1995 and
                                                              incorporated herein by reference.

10(d)c          Third Amendment to Credit Agreement           Filed as Exhibit 10(d)c to Form 10-Q for
                dated June 16, 1993                           fiscal quarter ended June 30, 1996 and
                                                              incorporated herein by reference.

10(d)d          Guaranty dated as of April 11, 1996           Filed as Exhibit 10(d)d to Form 10-Q for
                                                              fiscal quarter ended June 30, 1996 and
                                                              incorporated herein by reference.

10(d)e          Replacement Note dated as of April 8, 1996    Filed as Exhibit 10(d)e to Form 10-Q for
                                                              fiscal quarter ended June 30, 1996 and
                                                              incorporated herein by reference.

10(e)           1994 Employee Stock Purchase Plan             Filed with Proxy statement in connection with
                                                              Annual Meeting held February 2, 1994 and
                                                              incorporated herein by reference.

11              Computation of Earnings per Share             Filed as Exhibit 11 to Form 10-Q for fiscal
                                                              quarter ended June 30, 1996 and incorporated
                                                              herein by reference.

21              Subsidiaries                                  Filed as Exhibit 21 to Form 10-K for fiscal
                                                              year ended September 30, 1995 and
                                                              incorporated herein by reference.

23(a)           Consent of Ernst & Young LLP

23(b)           Consent of Gardner, Carton & Douglas
                (included in Exhibit 5)

24              Powers of Attorney                            Included in the signature pages.

27              Financial Data Schedule                       Filed as Exhibit 27 to Form 10-Q for fiscal
                                                              quarter ended June 30, 1996 and incorporated
                                                              herein by reference.

ITEM 22. UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)      The undersigned registrant hereby undertakes as follows:

                 (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                 (2) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                               SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orland Park and State of Illinois on the 26th day of September, 1996.

                                ANDREW CORPORATION
                                (Registrant)

                           /s/  F. L. English
                                Floyd L. English
                                Chairman, President and Chief Executive Officer


                                 POWER OF ATTORNEY

         Each person whose signature appears below appoints Floyd L. English, Charles R. Nicholas and James F. Petelle and each of them severally, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, to execute in the name of such person, in any and all capacities, all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting said attorneys-in-fact full power and authority to take all actions necessary or advisable to enable the Registration Statement to comply with the Securities
Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, and ratifying all that said attorneys-in-fact, or any substitute, may lawfully do or cause to be done by virtue of this power.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 26th day of September, 1996.

            Signature                      Title

/s/ F. L. English                Chairman, President and Chief Executive Officer
Floyd L. English                 and a Director


/s/ C. R. Nicholas               Executive Vice President
Charles R. Nicholas              and Chief Financial Officer

/s/ G. F. Maruszak               Vice President and Controller
Gregory F. Maruszak

/s/ John G. Bollinger            Director
John G. Bollinger

/s/ Jon L. Boyes                 Director
Jon L. Boyes

/s/ George N. Butzow             Director
George N. Butzow

/s/ Kenneth J. Douglas           Director
Kenneth J. Douglas

/s/ J.D. Fluno                   Director
Jere D. Fluno

/s/ Carole M. Howard             Director
Carole M. Howard

/s/ O.J. Wade                    Director
Ormand J. Wade

                               INDEX TO EXHIBITS
Exhibit
  No.           Description of Document
- --------     ---------------------------------          ------------------------------------------
3(a)         Certificate of Incorporation               Filed as Exhibit 3.1(i) to Form 10-K for
                                                        fiscal year ended September 30, 1994 and
                                                        incorporated herein by reference.

3(a) (b)     Bylaws                                     Filed as Exhibit 3.1(ii) to Form 10-K for
                                                        fiscal year ended September 30, 1994 and
                                                        incorporated herein by reference.

4(a)         Note Agreement dated September 1,          Filed as Exhibit 4(a) to Form 10-K for fiscal
             1990                                       year ended September 30, 1995 and
                                                        incorporated herein by reference.

4(a)a        First Amendment to Note Agreement          Filed as Exhibit 4(a)a to Form 10-K for
             dated September 1, 1990                    fiscal year ended September 30, 1992 and
                                                        incorporated herein by reference.

4(b)         Stockholder Rights Agreement dated         Filed as Exhibit 4(b) to Form 10-K for fiscal
             September 22, 1988                         year ended September 30, 1993 and
                                                        incorporated herein by reference.

5            Opinion of Gardner, Carton & Douglas                                                             1

10(a)        Executive Severance Benefit Plan           Filed as Exhibit 10(a) to Form 10-Q for
    (i)      Agreement with Floyd L. English            fiscal quarter ended June 30, 1996 and
    (ii)     Agreement with Charles R. Nicholas         incorporated herein by reference.

10(a)a       Executive Severance Benefit Plan           Filed as Exhibit 10(a)a to Form 10-K for
     (i)     Agreement with Thomas E. Charlton          fiscal year ended September 30, 1993 and
     (ii)    Agreement with John B. Scott               incorporated herein by reference.

10(a)b(i)    Executive Severance Benefit Plan           Filed as Exhibit 10(a)b(i) to Form 10-Q for
             Agreement with William R. Currer           fiscal quarter ended June 30, 1996 and
                                                        incorporated herein by reference.

10(b)        Management Incentive Plan dated            Filed as Exhibit 10(c) to Form 10-K for
             February 4, 1988                           fiscal year ended September 30, 1993 and
                                                        incorporated herein by reference.

10(c)        Non-employee Directors' Stock Option       Filed as Exhibit 10(d) to Form 10-K for
             Plan dated February 4, 1988                fiscal year ended September 30, 1993 and
                                                        incorporated herein by reference.

10(d)        Credit Agreement dated June 16, 1993       Filed as Exhibit 10(e) to Form 10-K for
                                                        fiscal year ended September 30, 1993 and
                                                        incorporated herein by reference.

10(d)a       First Amendment to Credit Agreement        Filed as Exhibit 10(d)a to Form 10-K for
             dated June 16, 1993                        fiscal year ended September 30, 1995 and
                                                        incorporated herein by reference.

10(d)b       Second Amendment to Credit                 Filed as Exhibit 10(d)b to Form 10-K for
             Agreement dated June 16, 1993              fiscal year ended September 30, 1995 and
                                                        incorporated herein by reference.

10(d)c       Third Amendment to Credit Agreement        Filed as Exhibit 10(d)c to Form 10-Q for
             dated June 16, 1993                        fiscal quarter ended June 30, 1996 and
                                                        incorporated herein by reference.

10(d)d       Guaranty dated as of April 11, 1996        Filed as Exhibit 10(d)d to Form 10-Q for
                                                        fiscal quarter ended June 30, 1996 and
                                                        incorporated herein by reference.

10(d)e       Replacement Note dated as of April 8,      Filed as Exhibit 10(d)e to Form 10-Q for
             1996                                       fiscal quarter ended June 30, 1996 and
                                                        incorporated herein by reference.

10(e)        1994 Employee Stock Purchase Plan          Filed with Proxy statement in connection
                                                        with Annual Meeting held February 2, 1994
                                                        and incorporated herein by reference.

11           Computation of Earnings per Share          Filed as Exhibit 11 to Form 10-K for fiscal year
                                                        ended September 30, 1995 and incorporated herein
                                                        by reference.

21           Subsidiaries                               Filed as Exhibit 21 to Form 10-K for fiscal year
                                                        ended September 30, 1995 and incorporated herein
                                                        by reference.

23(a)        Consent of Ernst & Young, LLP                                                                       2

23(b)        Consent of Gardner, Carton & Douglas
             (included in Exhibit 5)

24           Powers of Attorney                         Included in the signature page.

27           Financial Data Schedule                    Filed as Exhibit 27 to Form 10-Q for fiscal quarter
                                                        ended June 30, 1996 and incorporated herein by
                                                        reference.